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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Crown Cork & Seal Company, Inc.

            (Exact name of registrant as specified in its charter)

           Pennsylvania                                23-1526444
           ------------                                ----------
(State of incorporation or organization)       (IRS Employer Identification No.)

                  9300 Ashton Road, Philadelphia, PA  19460
                  -----------------------------------------
             (Address of principal executive offices)  (Zip Code)

If this form relates to the registration        If this form relates to the
of a class of debt securities and is            registration of a class of debt
effective upon filing pursuant to               securities and is to become
General Instruction A(c)(1) please check        effective simultaneously with
the following box. [X]                          the effectiveness of a
                                                concurrent registration
                                                statement under the Securities
                                                Act of 1933 pursuant to General
                                                Instruction A(c)(2) please check
                                                the following box. [_]


       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered
      -------------------                     ------------------------------

    7 3/8% Debentures Due 2026                 New York Stock Exchange, Inc.
    7 1/2% Debentures Due 2096                 New York Stock Exchange, Inc.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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Item 1. Description of Registrant's Securities to be Registered.

     A description of the Registrant's 7 3/8 % Debentures Due 2026 and 7 1/2 % Debentures Due 2096 is set forth under the caption "Description of Debt Securities and Guarantees" in both the Prospectus and the Prospectus Supplement constituting a part of the Registrant's Registration Statement on Form S-3 (No. 333-16869), as amended, and under the same headings in the Registrant's Prospectus and Prospectus Supplement filed pursuant to 424(b)(1) on December 13, 1996, which description is hereby incorporated herein by reference.

Item 2. Exhibits

Exhibit Number                        Description of Exhibit
--------------                        ----------------------

    4.1 Form of Indenture among the Registrant, Crown Cork & Seal Finance PLC, a public limited company organized under the laws of England and Wales, Crown Cork & Seal Finance S.A., a societe anonyme organized under the laws of the Republic of France and The Bank of New York, a New York banking corporation (previously filed as Exhibit 4.1 to the Registrant's (Commission File No. 1-2227) Current Report on Form 8-K, dated
                          December 17, 1996, and hereby incorporated herein by reference).





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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               CROWN CORK & SEAL COMPANY, INC.

                                            By: /s/ Alan W. Rutherford
                                               ---------------------------------
                                               Alan W. Rutherford
                                               Executive Vice President and
                                               Chief Financial Officer

DATE:  December 13, 1996







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